                 [PROVIDENTMUTUAL LIFE AND ANNUITY LETTERHEAD]


                                                                    (Exhibit 6)


                                             April 28, 1997


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Gentlemen:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-10321) for the Providentmutual Variable Life Separate Account.


                                             Very truly yours,


                                             /s/ SCOTT V. CARNEY
                                             -------------------------
                                             Scott V. Carney, FSA, MAAA
                                             Vice President & Actuary



SVC/ja